O'SHAUGHNESSY AGGRESSIVE GROWTH FUND
OF O'SHAUGHNESSY FUNDS, INC.
35 MASON STREET
GREENWICH, CONNECTICUT 06830
P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF O'SHAUGHNESSY FUNDS, INC.


     The undersigned hereby appoints James P. O'Shaughnessy, Christopher Loveless and Daniel Kraninger as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of the Aggressive Growth Fund (the "Fund") held of record by the undersigned on January 5, 2000, at a Special Meeting of Shareholders of the Fund to be held on February 25, 2000 or any adjournment thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER HEREIN DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

     By signing and dating the reverse side of this card, you authorize the proxies to vote each proposal as marked, or if not marked, to vote "FOR" each proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

                                (Continued and to be signed on the reverse side)

1. To approve the Agreement and Plan        FOR [ ]   AGAINST [ ]   ABSTAIN [ ]
of   Reorganization    between   the
O'Shaughnessy Aggressive Growth Fund Please sign exactly as name appears and the O'Shaughnessy Cornerstone hereon. When shares are held by joint
Growth Fund.                              tenants,   both  should   sign.   When
                                          signing as  attorney  or as  executor,
2. In their discretion, the named administrator, trustee or guardian, proxies may vote to transact such please give full title as such. If a other business as properly may come corporation, please sign in full before the meeting or any corporate name by president or other
adjournment thereof.                      authorized  officer. If a partnership,
                                          please  sign  in  partnership  name by
                                          authorized persons.


                                          Dated:________________________________

                                          X_____________________________________
                                                         Signature

                                          X_____________________________________
                                                 Signature, if held jointly